EXHIBIT 5A

                          MORSE, ZELNICK, ROSE & LANDER
                         A LIMITED LIABILITY PARTNERSHIP

                                 450 PARK AVENUE
                          NEW YORK, NEW YORK 10022-2605
                                  212 838 1177
                                FAX 212 838 9190



                                  May 31, 1996



Infinite Machines Corp.
Post Office Box 8219
923 Incline Way #9
Incline Village, Nevada  89452


Dear Sirs:

     We have acted as counsel to Infinite Machines Corp., a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the offering by the Company of 250,000 shares of Common Stock, par value $.001 per share (the "Common Stock"), of the Company, which may be issued from time to time by the Company pursuant to the exercise of stock options granted under the Company's 1991 Stock Option Plan (the "Plan").

     In this regard, we have reviewed the Certificate of Incorporation of the Company, as amended, the Plan, resolutions adopted by the Company's Board of Directors, resolutions adopted by the Company's Shareholders, the Registration Statement, the other exhibits to the Registration Statement and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing we are of the opinion that:

     All of the options issued pursuant to the Plan have been duly and validly granted, none of the options that have been granted under the Plan have been exercised and the Common Stock issuable on the exercise of options has been duly and validly authorized for issuance, and when issued in accordance with the Plan will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of this opinion as Exhibit 5A to the Registration Statement.

                                     Very truly yours,


                                     /s/ Morse, Zelnick, Rose & Lander, LLP
                                     --------------------------------------
                                     Morse, Zelnick, Rose & Lander, LLP